Exhibit 10.2

AMENDMENT TO THE TRANSACTION BONUS AGREEMENT

AMENDMENT made as of December 15, 2011 to the Transaction Bonus Agreement dated as of March 31, 2011 between Morton’s Restaurant Group, Inc. (the “Company”) and                         (the “Executive”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, the Parties desire to amend the Transaction Bonus Agreement as set forth herein;

NOW, THEREFORE, effective as of the date hereof:

1. Section 1(a)(iii) shall be amended in its entirety to read as follows:

(iii) the Closing of a Transaction occurring on or prior to March 31, 2013 (the “Outside Closing Date”).

2. The second sentence of Section 2 shall be amended in its entirety to read as follows:

Any reduction of the Parachute Payments pursuant to the foregoing shall occur in the following order: (1) any cash severance payable by reference to the Executive’s base salary and annual bonus, the last months of which shall be reduced first until the necessary reduced amount has been achieved; (2) any cash payment under this Agreement; (3) any other cash amount payable to the Executive; (4) any benefit valued as a “parachute payment” (within the meaning of Section 280G of the Code); and (5) acceleration of vesting of any equity award.

3. Except as set forth in this Amendment, all of the other provisions of the Transaction Bonus Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

MORTON’S RESTAURANT GROUP, INC.

By:
Name:
Title:

EXECUTIVE

By:
Name:
Title:

Signature Page